Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2023 Q3 Financial Results

Xi’an, China, November 14, 2023 -- ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCBB: EUBG), a digital marketing consulting company, announced its unaudited financial results for the third quarter ended September 30, 2023.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “Over the course of the three months concluding on September 30, 2023, our company achieved noteworthy financial results. During this period, our total revenue amounted to $1,714,786, reflecting a remarkable growth rate of 113.9% when compared to the same period in the preceding year. This notable upturn in revenue can be primarily attributed to our highly valued consultation services, which we provided to a key client actively involved in the dynamic and rapidly expanding field of live streaming.

“Our commitment to excellence and our dedication to delivering tailored solutions have not only fostered strong client relationships but have also enabled us to position ourselves as a trusted and reliable partner within the competitive live streaming market. The impressive increase in revenue for the mentioned three-month period is a testament to our team's hard work, expertise, and ability to drive results for our clients. This expanded passage offers more context and detail about the company's performance and the factors contributing to its revenue growth.” Mr. Tao added.

Third Quarter 2023 Unaudited Financial Results

Unaudited Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,
	2023		2022
	$	% of Revenues	$	% of Revenues

Revenues	$1,714,786	100%	$801,784	100%
Cost of revenues	(114,040)	(7)%	(140,009)	(17)%
Gross profit	1,600,746	93%	661,775	83%
Selling Expenses:	(9,277)	(1)%	(10,043)	(1)%
General and administrative expenses	(380,211)	(22)%	(423,931)	(53)%
Total other income (expenses), net	9,447	1%	(124,016)	(15)%
Income before income tax	1,220,705	71%	103,785	13%
Income tax expense	(479,535)	(28)%	(135,784)	(17)%
Net income	$741,170	43%	$(31,999)	(4)%

Revenue and cost of revenue: During the three months ended September 30, 2023, we generated revenue of $1,714,786, which represents an increase of $913,002 or 113.9% compared to the same period in the prior year. The increase was mainly contributed by our consultation services to a client engaged in live streaming business.

Cost of revenue for the three months ended September 30, 2023 was $114,040, which represented a slight decrease of $25,969 or 18.5% compared to the same period in the prior year.

Profit margin for the three months ended September 30, 2023 was 93.3%, which represents an increase of 10.8% compared to the same period in the prior year. By closing managing the number of employees, we were able to effectively control our labour costs. As a result, the cost of revenues, which primarily consisted of direct labour costs, did not increase in alignment with the revenue growth, resulting in an increase in profit margin.

Gross profit: The gross profit was $1,600,746 for the three months ended September 30, 2023, which represented an increase of $938,971 or 141.9% as compared to the same period in the prior year.

Net income (loss): We generated a net income of $741,170 and net loss of $31,999 for the three months ended September 30, 2023 and 2022, respectively.

Cash and cash equivalents. As of September 30, 2023 and December 31, 2022, $8,706,694 and $7,193,591 of the Company’s cash and cash equivalents, respectively were held at financial institutions and online payment platforms located in the PRC and Hong Kong that management believes to be of high credit quality.

Unaudited Condensed Consolidated Statement of Operations for the Nine months ended September 30, 2023 and 2022

	Nine months ended September 30,
	2023		2022
	$	% of Revenues	$	% of Revenues

Revenues	$4,597,664	100%	$2,851,656	100%
Cost of revenues	(337,175)	(7)%	(565,820)	(20)%
Gross profit	4,260,489	93%	2,285,836	80%
Selling Expenses:	(15,995)	0%	(34,957)	(1)%
General and administrative expenses	(1,194,007)	(26)%	(1,066,604)	(37)%
Total other income, net	40,260	1%	35,905	1%
Income before income tax	3,090,747	67%	1,220,180	43%
Income tax expense	(1,227,673)	(27)%	(595,156)	(21)%
Net income	$1,863,074	41%	$625,024	22%

Revenue and cost of revenue: During the nine months ended September 30, 2023, we generated revenue of $4,597,664, which represents an increase of $1,746,008 or 61.2% compared to the same period in the prior year. The increase was mainly contributed by our consultation services to a client engaged in live streaming business.

Cost of revenue for the nine months ended September 30, 2023 was $337,175, which represented a decrease of $228,645 or 40.4% compared to the same period in the prior year. The decrease in cost of revenue is mainly due to the absence of direct operating costs related to digital training services used in the current period. For the nine months ended September 30, 2022, direct operating costs related to these services were $185,220.

Profit margin for the three months ended September 30, 2023 was 92.6%, which represents an increase of 12.5% compared to the same period in the prior year. By closing managing the number of employees, we were able to effectively control our labor costs. As a result, the cost of revenues, which primarily consisted of direct labor costs, did not increase in alignment with the revenue growth, resulting in an increase in profit margin.

Gross profit: The gross profit was $4,260,489 for the nine months ended September 30, 2023, which represented an increase of $1,974,653 or 86.4% as compared to the same period in the prior year.

Net income: As a result of the above, we generated a net income of $1,863,074 and $625,024 for the nine months ended September 30, 2023 and 2022, respectively.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Tina Li
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Mobile: +86-13721971703 (from China)

+1-281-250-4349 (from U.S.)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In U.S. dollars except for number of shares)

	September 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,706,694	$7,193,591
Accounts receivable	643,424	234,978
Other receivables and prepayments	40,231	73,069
Total current assets	9,390,349	7,501,638

NON-CURRENT ASSETS
Plant and equipment, net	122,988	188,889
Operating lease right-of-use assets, net	39,999	83,077
Total non-current assets	162,987	271,966

TOTAL ASSETS	$9,553,336	$7,773,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$194,204	$369,727
Other payables and accrued liabilities – related party	1,940	-
Receipt in advance	-	1,710
Operating lease liabilities, current	39,999	54,705
Tax payables	379,933	94,758
Amount due to a director	3,498	167,936
Total current liabilities	619,574	688,836

NON-CURRENT LIABILITY
Deferred tax liabilities	302,205	172,196
Operating lease liabilities, non-current	-	28,372
Total non-current liabilities	302,205	200,568

TOTAL LIABILITIES	921,779	889,404

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2022: Nil) shares issued and outstanding as of September 30, 2023	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2022: 1,701,181,423) shares issued and outstanding as of September 30, 2023	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings	1,910,289	47,215
Accumulated other comprehensive income	32,191	147,908
Total stockholders’ equity	8,631,557	6,884,200
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,553,336	$7,773,604

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(In U.S. dollars except for number of shares)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenue	$1,714,786	$801,784	$4,597,664	$2,851,656
Cost of revenue	(114,040)	(140,009)	(337,175)	(565,820)
Gross profit	1,600,746	661,775	4,260,489	2,285,836
Selling expenses	(9,277)	(10,043)	(15,995)	(34,957)
General and administrative expenses	(380,211)	(423,931)	(1,194,007)	(1,066,604)
Income from operations	1,211,258	227,801	3,050,487	1,184,275
Other income (expenses):
Interest income	3,068	10,522	21,568	33,489
Exchange loss	(2,936)	(135,842)	(56,566)	(107,920)
Sundry income	9,315	1,304	75,258	110,336
Total other income(expenses), net	9,447	(124,016)	40,260	35,905
Income before income tax	1,220,705	103,785	3,090,747	1,220,180
Income tax expense	(479,535)	(135,784)	(1,227,673)	(595,156)
Net income (loss)	$741,170	$(31,999)	$1,863,074	$625,024
Other comprehensive loss
Foreign currency translation adjustment	(22,896)	(128,843)	(115,717)	(365,759)
Total comprehensive income (loss)	$718,274	$(160,842)	$1,747,357	$259,265

Net income per share - Basic and diluted	$0.00 *	$0.00 *	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(In U.S. dollars)

	For the nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$1,863,074	$625,024
Adjustments to reconcile net income to cash generated from operating activities:
Depreciation	59,558	62,516
Amortization of operating lease right-of-use assets	40,003	40,575
Deferred tax liabilities	129,523	(33,117)
Changes in operating assets and liabilities:
Other receivables and prepayments	30,257	11,128
Accounts receivable	(437,017)	(244,432)
Accounts payable	-	(111,527)
Other payables and accrued liabilities	(164,298)	(159,123)
Tax payables	301,211	106,699
Contract liabilities	-	(208,106)
Receipt in advance	(1,678)	(4,969)
Operating lease liabilities	(40,003)	(40,574)
Net cash generated from operating activities	1,780,630	44,094

Cash flows from investing activities
Purchase of property, plant and equipment	(1,849)	(9,746)
Loan receivables from an unrelated third party	-	(1,060,394)
Net cash used in investing activities	(1,849)	(1,070,140)

Cash flows used in financing activities
Repayment to a director	(164,439)	(3,490)
Net cash used in financing activities	(164,439)	(3,490)

Effect of exchange rates on cash	(101,239)	(289,162)

Net increase (decrease) in cash and cash equivalents	1,513,103	(1,318,698)
Cash and cash equivalents at beginning of period	7,193,591	7,649,129
Cash and cash equivalents at end of period	$8,706,694	$6,330,431

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$650,101	$369,878
Withholding tax paid	-	151,485